Exhibit 99.1

United Online Reports Fourth Quarter and Full-Year 2007 Results

•      Classmates Media Segment Revenues Increase 27% and Expand to 42% of Total Revenues in the Fourth Quarter

•      Quarterly Net Growth of 216,000 Classmates Media Pay Accounts

•      Record Consolidated Adjusted OIBDA in Fourth Quarter and FY 2007

WOODLAND HILLS, Calif., FEBRUARY 7, 2008 — United Online, Inc. (Nasdaq:UNTD), a leading provider of consumer Internet and media services, today reported financial results for its fourth quarter and year ended December 31, 2007.

New Segment Reporting Structure Establishes Classmates Media as an Operating Segment:

United Online has modified its segment reporting structure to establish Classmates Media as a separate operating segment in the place of the former Content & Media segment that no longer will be reported.  The new Classmates Media segment includes the company’s online social networking and online loyalty marketing operations, which had formerly been part of the Content & Media segment.  Web hosting and photo sharing, which also had formerly been part of the Content & Media segment, have been moved to the Communications segment.  In addition, the company has eliminated its historical practice of separately reporting certain unallocated corporate expenses.  Under the new reporting structure, corporate expenses will be allocated to the operating segments.  The new segment reporting structure is aligned with how management reviews and measures segment performance for internal reporting purposes.  All prior periods have been adjusted to conform to the current presentation.  Historical financial results reflecting the new segment reporting structure are available within the “investors” section of the company’s Web site located at www.unitedonline.com.

Financial Highlights:

“United Online delivered another strong quarter in Q4, highlighted by our Classmates Media segment where we added a net 216,000 pay accounts, raising the full-year 2007 Classmates Media net additions to 1,030,000 pay accounts versus 403,000 in 2006,” said Mark R. Goldston, chairman, president and chief executive officer.  “Our strong growth in pay accounts helped Classmates Media achieve revenue growth of 27% for the fourth quarter versus the comparable prior-year period.  Segment revenues expanded to 42% of total revenues in the fourth quarter.”

Goldston continued, “The Communications segment also delivered impressive results in Q4 against our primary objective of operating the Communications business for profitability and cash flow, which helped United Online achieve a 76% increase in free cash flow during the fourth quarter and 32% for the full year versus the year-ago comparable periods.”

Summary Results for Fourth Quarter and Year Ended December 31, 2007:

The following table summarizes key financial results for the fourth quarter and year ended December 31, 2007:

	(in $ millions, except per share, percentage and pay account figures)
Financial Highlights	Q4 2007	Q4 2006	% Change	FY 2007	FY 2006	% Change
Classmates Media revenues	$53.3	$42.0	27%	$193.4	$139.4	39%
Communications revenues	72.1	88.8	(19)%	320.1	383.2	(16)%
Consolidated revenues	$125.4	$130.8	(4)%	$513.5	$522.7	(2)%

GAAP operating income	$22.2	$9.3	138%	$92.3	$74.0	25%
Adjusted OIBDA(1)	$40.3	$36.6	10%	$148.2	$146.0	1%
Adjusted OIBDA as a % of consolidated revenues	32.1%	28.0%		28.9%	27.9%

GAAP net income	$14.6	$4.6	220%	$57.8	$42.3	37%
GAAP diluted net income per share	$0.21	$0.07	200%	$0.83	$0.64	30%

Adjusted net income(2)	$23.3	$19.5	20%	$81.8	$77.7	5%
Adjusted diluted net income per share(2)	$0.33	$0.29	14%	$1.16	$1.16	—

Net change in total pay accounts(3)	110,000	(58,000)		495,000	(155,000)

•      Consolidated advertising revenues for the fourth quarter and full-year 2007 were $33.9 million and $134.0 million, an increase of 8% and 35% versus the prior-year comparable periods, respectively.

•      Pay accounts(3) totaled 5.3 million at December 31, 2007, a net increase of 495,000, or 10%, from December 31, 2006.

•      GAAP operating income was impacted by pre-tax expenses of $3.0 million for restructuring costs in Q4 2007 and $13.3 million for non-cash asset impairment charges in Q4 2006.

•      Adjusted OIBDA(1) for the fourth quarter and full-year 2007 increased to quarterly and annual records of $40.3 million and $148.2 million, representing quarterly and annual records of 32.1% and 28.9% of consolidated revenues, respectively.

•      Q4 2007 GAAP operating income and adjusted OIBDA(1) were impacted by pre-tax expenses of $0.5 million in connection with the proposed initial public offering (“IPO”) of the company’s Classmates Media Corporation (“CMC”) subsidiary.  In December 2007, the company determined that proceeding with the IPO under then-current market conditions was not in the best interests of the company’s stockholders and the company withdrew its Form S-1 registration statement previously filed with the Securities and Exchange Commission.  It remains United Online’s strategy to complete an IPO of CMC.  As such, certain additional IPO transaction-related costs totaling $3.6 million associated with the IPO have been deferred and are included in other assets on United Online’s balance sheet at December 31, 2007.  If the company does not proceed with this strategy, these assets will be expensed and included in the Classmates Media segment results in a future period.

•      Diluted net income per share and adjusted diluted net income per share(2) increased 200% and 14%, respectively, during the fourth quarter versus the year-ago comparable quarter.

Scott H. Ray, executive vice president and chief financial officer, commented, “The company  achieved record levels of adjusted OIBDA during both the fourth quarter and full-year 2007, representing the sixth consecutive year in which United Online has achieved record annual adjusted OIBDA.  Our business strategies coupled with a focus on disciplined financial management have enabled the company to continue to deliver solid financial performance while, at the same time, continuing to diversify the company.”

Cash Flows, Balance Sheet and Dividend Highlights:

•      Cash flows from operations increased 43% to $32.6 million and 25% to $127.2 million in the fourth quarter and full-year 2007, respectively, versus the comparable prior-year periods.

•      Free cash flow(4) increased 76% to $28.1 million and 32% to $108.1 million in the fourth quarter and full year, respectively, versus the comparable prior-year periods.

•      Cash, cash equivalents and short-term investments at December 31, 2007 increased to a combined $218.3 million from $205.4 million at September 30, 2007, representing a net increase of $12.9 million during the fourth quarter and a net increase of $55.9 million during the year ended December 31, 2007.

•      During the fourth quarter and year ended December 31, 2007, the company paid $14.6 million and $57.1 million in cash dividends, respectively.

•      The company’s board of directors recently declared a regular quarterly cash dividend of $0.20 for the twelfth consecutive quarter.  The dividend is payable on February 29, 2008 to shareholders of record on February 14, 2008.

Segment Results for Fourth Quarter and Year Ended December 31, 2007:

Classmates Media:

	(in $ millions, except percentages)
Financial Highlights	Q4 2007	Q4 2006	% Change	FY 2007	FY 2006	% Change
Billable services revenues	$30.2	$21.1	43%	$106.5	$81.1	31%
Advertising revenues	23.1	20.9	10%	86.9	58.3	49%
Segment revenues	$53.3	$42.0	27%	$193.4	$139.4	39%
As a % of consolidated revenues	42.5%	32.1%		37.7%	26.7%

Segment income from operations	$10.1	$7.5	35%	$28.2	$19.9	41%
Segment adjusted OIBDA(1)	$13.5	$8.5	58%	$35.2	$24.8	42%
Segment adjusted OIBDA as a % of segment revenues(1)	25.3%	20.3%		18.2%	17.8%

•      Segment revenues, segment income from operations and segment adjusted OIBDA(1) for all prior periods have been revised to conform with the new segment reporting structure previously outlined in this press release.

•      Segment revenues increased 27% to $53.3 million and 39% to $193.4 million in the fourth quarter and full-year 2007, respectively, versus the comparable prior-year periods.    The MyPoints acquisition occurred in April 2006 and, as such, approximately nine months of MyPoints revenues are included in the 2006 results.

•      Segment adjusted OIBDA(1) increased to a record $13.5 million in the 2007 fourth quarter, surpassing the company’s previous quarterly record by nearly $4.0 million, or 41%.

•      Segment adjusted OIBDA(1) increased to 25.3% of segment revenues in the fourth quarter of 2007, its highest percentage in eight quarters, reflecting operating leverage associated with higher revenues in the Classmates Media segment.

•      Pay accounts(3) increased by a net 216,000 during the fourth quarter of 2007 to 3.2 million as of December 31, 2007.  Segment pay accounts(3) as of December 31, 2007 increased 48% from December 31, 2006.

•      The segment represented 59.8% of total pay accounts(3) at December 31, 2007, compared to 44.7% at December 31, 2006.

Communications:

	(in $ millions, except percentages)
Financial Highlights	Q4 2007	Q4 2006	% Change	FY 2007	FY 2006	% Change
Billable services revenues	$61.3	$78.3	(22)%	$273.0	$342.4	(20)%
Advertising revenues	10.8	10.5	3%	47.1	40.8	15%
Segment revenues	$72.1	$88.8	(19)%	$320.1	$383.2	(16)%
As a % of consolidated revenues	57.5%	67.9%		62.3%	73.3%

Segment income from operations	$20.3	$11.8	72%	$97.1	$93.0	4%
Segment adjusted OIBDA(1)	$26.8	$28.1	(5)%	$113.0	$121.2	(7)%
Segment adjusted OIBDA as a % of segment revenues(1)	37.2%	31.6%		35.3%	31.6%

•      Segment revenues, segment income from operations and segment adjusted OIBDA(1) for all prior periods have been revised to conform with the new segment reporting structure previously outlined in this press release.

•      Segment adjusted OIBDA(1) as a percentage of segment revenues increased to a record 37.2% during the fourth quarter of 2007, reflecting the company’s continuing efforts in expense management in the Communications segment with a strong focus on driving profitability and cash flow.

•      Pay accounts(3) declined by a net 106,000 during the 2007 fourth quarter to 2.2 million, representing the lowest net decline in seven quarters since the period ended March 31, 2006.  The decline in Communications pay accounts during the fourth quarter included a loss of 6,000 pay accounts(3) resulting from the company’s previously disclosed decision to exit the VoIP business.

•      The segment represented 40.2% of total pay accounts(3) at December 31, 2007, compared to 55.3% at December 31, 2006.

Business Outlook:

The following forward-looking information includes certain projections made by management as of the date of this press release. United Online does not intend to revise or update this information and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Below is the company’s guidance for the quarter ending March 31, 2008 and year ending December 31, 2008.

First Quarter 2008 Guidance:

The company expects to achieve continued year over year growth in Classmates Media segment revenues that will be more than offset by a continued decline in Communications segment revenues.

First Quarter 2008 (in $ millions)	Guidance
Revenues	$116.0 - $120.0
Adjusted OIBDA(1)	$30.0 - $34.0

Full Year 2008 Guidance:

The company currently anticipates that total revenues in 2008 will decline when compared to 2007.  The company expects a continued decrease in Communications segment revenues that will be partially offset by continued increases in Classmates Media segment revenues.

The table below reconciles the company’s guidance for operating income, a GAAP measure, to adjusted OIBDA(1).

First Quarter and Full-Year 2008 (in $ millions)	Q1 2008 Guidance	FY 2008 Guidance
GAAP Operating Income	$11.8 - $15.8	$74.7 - $80.7
Depreciation	5.2	20.5
Amortization	2.6	9.3
Stock-based compensation*	9.9	38.0
Restructuring and related charges	0.5	0.5
Adjusted OIBDA(1)	$30.0 - $34.0	$143.0 - $149.0

*The company’s guidance for stock-based compensation expense is based, in part, on estimated grants to be made in 2008. Actual grants, as well as the expenses associated with such grants, could vary significantly from those estimated.  Historically, bonuses for members of senior management were paid primarily in cash. It is anticipated that the bonuses for certain members of senior management for fiscal 2008 will be paid primarily in shares of the company’s common stock.  The anticipated change in bonus structure will positively impact adjusted OIBDA(1) in 2008 when compared to prior periods.

(1) Adjusted operating income before depreciation and amortization (adjusted OIBDA) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring and related charges; and impairment of goodwill, intangible assets and long-lived assets.  The company’s definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (1) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the company’s core operating results over time (such as restructuring and related charges), this measure provides investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period.  Management uses adjusted OIBDA to measure the company’s performance.  The company’s board of directors has used this measure in determining certain compensation incentives for certain members of the company’s management.  Adjusted OIBDA is not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company’s business.  Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting.  An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce.  Management compensates for this limitation by providing a summary of stock-based compensation expenses on the face of the consolidated statements of operations.  A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and related charges and impairment of goodwill, intangible assets and long-lived assets.  Management compensates for this limitation by providing supplemental information about restructuring and related charges and impairment charges within its financial press releases and SEC filings, when applicable.   An additional limitation associated with the use of this measure is that the term adjusted OIBDA does not have a standardized meaning.  Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies.  Management compensates for this limitation by presenting the most comparable GAAP measure, operating income, directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income is provided in the accompanying tables.

Adjusted OIBDA for each of the company’s segments is defined by the company as segment income from operations, as set forth in the company’s Forms 10-K and Forms 10-Q, before stock-based compensation, restructuring and related charges and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been modified from time to time.  Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (1) certain non-cash expenses (such as stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the segment’s core operating results over time (such as restructuring and related charges), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period.  Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce.  Management compensates for this limitation by providing a summary of stock-based compensation expenses on the face of the consolidated statements of operations.  A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and related charges and impairment charges related to an operating segment.  Management compensates for this limitation by providing supplemental information about restructuring and related charges and impairment charges by segment within its financial press releases and SEC filings, when applicable.  A reconciliation to segment income from operations, its most comparable GAAP financial measure, is provided in the accompanying tables.

(2) Adjusted net income is defined by the company as net income before the after-tax effect of: stock-based compensation; amortization of intangible assets; restructuring and related charges; impairment of goodwill, intangible assets and long-lived assets; and the cumulative effect of a change in accounting principle as a result of the adoption of SFAS 123R, and the re-measurement of certain deferred tax assets.  Management believes that adjusted net income and adjusted diluted net income per share provide investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period, because these measures are exclusive of (1) certain non-cash expenses (such as stock-based compensation, amortization, the cumulative effect of change in accounting principle, and impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the company’s core results over time (such as restructuring and related charges).  Management also uses adjusted net income and adjusted diluted net income per share for this purpose.  Adjusted net income and adjusted diluted net income per share are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  The limitations of adjusted net income and adjusted diluted net income per share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms adjusted net income and adjusted diluted net income per share do not have standardized meanings.  Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies.  Management compensates for this limitation by presenting the most comparable GAAP measures, net income and diluted net income per share, directly ahead of adjusted net income and adjusted diluted net income per share within its financial press releases and by providing a reconciliation that shows and describes the adjustments made.  Reconciliations to net income and diluted net income per share are provided in the accompanying tables.

(3) A pay account represents a unique billing relationship with a customer who subscribes to one or more of the company’s services.  A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts.  Classmates Media segment active accounts are defined as: all social networking pay accounts as of the date presented; the monthly average for the period of all free social networking accounts who have visited the company’s domestic or international social networking Web sites, excluding The Names Database, at least once during the period; and the monthly average for the period of all loyalty marketing members who have earned or redeemed points during such period.  Communications segment active accounts are defined as all Communications pay accounts as of the date presented combined with the number of free Communications accounts (access and email users), excluding free Web hosting accounts, that logged on to the company’s services at least once during the preceding 31 days.

(4) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and including the excess tax benefits from stock-based compensation and cash paid for restructuring and related charges.  Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and related charges.  It also fully reflects the tax benefits realized by the company from stock-based compensation.  This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases.  Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period.  An additional limitation associated with the use of this measure is that the term free cash flow does not have a standardized meaning.  Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies.  Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made.  A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

Investor Conference Call Today at 4:30 p.m. ET:

United Online will host a conference call today at 4:30 p.m. ET (1:30 p.m. PT) to discuss its quarterly results.  A live Webcast of the call can be accessed through the “investors” section of the company’s Web site located at www.unitedonline.com. A recording of the call will be available on the site for seven days, or by dialing (800) 642-1687 (or 706-645-9291 outside of the United States) and the reservation number, 30945521.

About United Online:

United Online, Inc. (Nasdaq: UNTD) is a leading provider of consumer Internet and media services. The company’s Classmates Media services include online social networking (Classmates) and online loyalty marketing (MyPoints). Its Communications services include Internet access (NetZero, Juno) and email. United Online is headquartered in Woodland Hills, CA, with offices in New York, NY; Fort Lee, NJ; Renton, WA; San Francisco, CA; Schaumburg, IL; Orem, UT; Erlangen, Germany; and Hyderabad, India. For more information about United Online, please visit www.unitedonline.com.

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on current expectations, estimates and projections about the company’s operations, industry, financial condition, performance and results of operations. Statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,”  “plan,”  “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.   These statements include, without limitation, expectations regarding future: financial performance; depreciation and amortization; stock-based compensation; and restructuring and related charges. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: the effect of competition; the company’s inability to retain its free and pay accounts and the rate at which free and pay accounts sign up for or use the company’s services; changes in pay accounts and the mix of pay accounts; the company’s inability to increase or maintain its advertising revenues; the effects of changes in marketing expenditures or shifts in marketing expenditures; the effects of seasonality; changes in stock-based compensation; changes in amortization or depreciation due to a variety of factors; potential write down, reserve against or impairment of assets including receivables, goodwill, intangibles or other assets including capitalized transaction-related costs associated with the CMC IPO; that the company will incur additional restructuring and related charges or currently anticipated restructuring and related charges will be greater than anticipated; risks associated with the commercialization of new services; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; the company’s ability to successfully identify, consummate and integrate acquisitions; problems associated with the company’s operations, systems or technologies; the company’s inability to retain key customers and key personnel; risks associated with litigation; governmental regulation; and the effects of discontinuing or discontinued business operations.  In addition, the payment of future dividends and any possible share repurchases are discretionary and will be subject to determination by the Board of Directors each quarter and from time to time following its review of the company’s financial performance and other factors.

From time to time, the company considers acquisitions or divestitures that, if consummated, could be material. Forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. More information about potential factors that could affect the company’s business and financial results is included in the company’s annual and quarterly reports filed with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

CONTACT:  United Online, Inc.

Investors:
Erik Randerson, CFA
818-287-3350
investor@untd.com

Press:
Scott Matulis
818-287-3388
pr@untd.com

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Revenues	$125,410	$130,786	$513,503	$522,654
Operating expenses:
Cost of revenues(a)	29,682	29,967	117,203	119,990
Sales and marketing(a)	36,277	43,976	163,424	176,980
Product development(a)	12,232	13,231	51,044	52,602
General and administrative(a)	19,036	16,537	73,312	67,511
Amortization of intangible assets	3,011	4,486	12,800	17,640
Restructuring charges	2,991	—	3,419	627
Impairment of goodwill, intangible assets and long-lived assets	—	13,285	—	13,285
Total operating expenses	103,229	121,482	421,202	448,635

Operating income	22,181	9,304	92,301	74,019

Interest and other income, net	2,100	1,549	7,555	6,076
Interest expense	(204)	(245)	(1,164)	(2,571)

Income before income taxes	24,077	10,608	98,692	77,524
Provision for income taxes	9,505	6,049	40,915	36,293

Income before cumulative effect of change in accounting principle	14,572	4,559	57,777	41,231
Cumulative effect of change in accounting principle, net of tax	—	—	—	1,041
Net income	$14,572	$4,559	$57,777	$42,272

Basic net income per share
Income before cumulative effect of change in accounting principle	$0.22	$0.07	$0.87	$0.64
Cumulative effect of change in accounting principle, net of tax	—	—	—	0.02
Basic net income per share	$0.22	$0.07	$0.87	$0.66

Diluted net income per share
Income before cumulative effect of change in accounting principle	$0.21	$0.07	$0.83	$0.62
Cumulative effect of change in accounting principle, net of tax	—	—	—	0.02
Diluted net income per share	$0.21	$0.07	$0.83	$0.64

Shares used to calculate basic net income per share	67,526	65,102	66,768	64,001
Shares used to calculate diluted net income per share	70,166	67,616	69,287	66,269
Shares outstanding at end of period	68,019	65,805	68,019	65,805

(a)  Stock-based compensation was allocated as follows:

Cost of revenues	$189	$148	$884	$817
Sales and marketing	1,068	714	4,031	3,457
Product development	1,127	1,119	4,941	5,367
General and administrative	4,561	2,050	9,693	9,527
Total stock-based compensation	$6,945	$4,031	$19,549	$19,168

UNITED ONLINE, INC.

Unaudited Reconciliations of Non-GAAP Financial Data

(in thousands)

Unaudited Reconciliation of Operating Income to Adjusted Operating Income Before Depreciation and Amortization (OIBDA)(1)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Operating income	$22,181	$9,304	$92,301	$74,019
Depreciation	5,150	5,501	20,150	21,290
Amortization of intangible assets	3,011	4,486	12,800	17,640
Operating income before depreciation and amortization	30,342	19,291	125,251	112,949
Stock-based compensation	6,945	4,031	19,549	19,168
Restructuring charges	2,991	—	3,419	627
Impairment of goodwill, intangible assets and long-lived assets	—	13,285	—	13,285
Adjusted operating income before depreciation and amortization	$40,278	$36,607	$148,219	$146,029

Unaudited Reconciliation of Segment Income from Operations to Segment Adjusted OIBDA(1)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Classmates Media:
Segment income from operations	$10,052	$7,464	$28,177	$19,938
Stock-based compensation	3,383	1,079	6,987	4,872
Restructuring charges	42	—	42	—
Segment adjusted operating income before depreciation and amortization	$13,477	$8,543	$35,206	$24,810

Communications:
Segment income from operations	$20,290	$11,827	$97,074	$93,011
Stock-based compensation	3,562	2,952	12,562	14,296
Restructuring charges	2,949	—	3,377	627
Impairment of goodwill, intangible assets and long-lived assets	—	13,285	—	13,285
Segment adjusted operating income before depreciation and amortization	$26,801	$28,064	$113,013	$121,219

UNITED ONLINE, INC.

Unaudited Reconciliation of Net Income to Adjusted Net Income(2)

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Net income	$14,572	$4,559	$57,777	$42,272
Add (deduct):
Stock-based compensation	6,945	4,031	19,549	19,168
Amortization of intangible assets	3,011	4,486	12,800	17,640
Restructuring charges	2,991	—	3,419	627
Impairment of goodwill, intangible assets and long-lived assets	—	13,285	—	13,285
Cumulative effect of change in accounting principle, net of tax	—	—	—	(1,041)
	27,519	26,361	93,545	91,951

Income tax effect of adjusting entries	(4,170)	(7,682)	(11,051)	(16,416)
Re-measurement of certain deferred tax assets	—	813	(658)	2,132
Adjusted net income	$23,349	$19,492	$81,836	$77,667

Basic net income per share	$0.22	$0.07	$0.87	$0.66
Diluted net income per share	$0.21	$0.07	$0.83	$0.64

Adjusted basic net income per share	$0.35	$0.30	$1.23	$1.21
Adjusted diluted net income per share	$0.33	$0.29	$1.16	$1.16

Shares used to calculate basic net income per share	67,526	65,102	66,768	64,001
Shares used to calculate diluted net income per share	70,166	67,616	69,287	66,269

Shares used to calculate adjusted basic net income per share	67,526	65,102	66,768	64,001
Shares used to calculate adjusted diluted net income per share(a)	71,648	68,194	70,704	67,138

(a) Includes the adjustment of shares used to calculate diluted net income per share resulting from the elimination of stock-based compensation.

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2007	December 31, 2006

ASSETS
Cash, cash equivalents and short-term investments	$218,307	$162,362
Accounts receivable, net	28,765	32,226
Deferred tax assets, net	64,609	71,360
Property and equipment, net	39,570	34,296
Goodwill and intangible assets, net	173,267	186,671
Other assets	27,875	16,104
Total assets	$552,393	$503,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$38,095	$36,550
Accrued liabilities	30,586	39,547
Member redemption liability	24,560	19,989
Deferred revenue	67,777	56,348
Capital leases	13	30
Other liabilities	10,734	3,589
Total liabilities	171,765	156,053

Stockholders’ equity	380,628	346,966

Total liabilities and stockholders’ equity	$552,393	$503,019

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,572	$4,559	$57,777	$42,272
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	15,107	14,018	52,500	58,098
Impairment of goodwill, intangible assets and long-lived assets	—	13,285	—	13,285
Provision for doubtful accounts receivable	(1,037)	(215)	1,323	(81)
Deferred taxes and other	1,873	(6,046)	8,177	(586)
Tax benefits from stock-based compensation	391	1,093	4,622	5,781
Excess tax benefits from stock-based compensation	(436)	(441)	(3,168)	(3,863)
Cumulative effect of change in accounting principle, net of tax	—	—	—	(1,041)
Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	(68)	(5,747)	2,137	(3,215)
Other assets	(4,460)	(1,553)	(9,018)	844
Accounts payable and accrued liabilities	95	3,895	(9,025)	(11,211)
Member redemption liability	1,037	1,198	4,572	2,315
Deferred revenue	(550)	(1,180)	11,430	(999)
Other liabilities	6,086	(6)	5,898	(129)
Net cash provided by operating activities	32,610	22,860	127,225	101,470

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(7,674)	(7,437)	(25,509)	(24,329)
Purchases of rights, patents and trademarks	—	—	—	(509)
Purchases of short-term investments	(23,569)	(67,733)	(228,920)	(324,328)
Proceeds from maturities of short-term investments	21,245	27,415	72,890	115,581
Proceeds from sales of short-term investments	48,395	30,199	229,994	209,599
Cash paid for acquisitions, net of cash acquired	—	(41)	—	(61,155)
Increase in restricted cash	—	1,450	—	—
Payment related to settlement of pre-acquisition liability	—	—	—	(4,800)
Proceeds from sales of assets, net	7	17	71	104
Net cash provided by (used for) investing activities	38,404	(16,130)	48,526	(89,837)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on term loan	—	—	—	(54,209)
Payments on capital leases	(4)	(424)	(16)	(668)
Proceeds from exercises of stock options	1,216	2,883	8,605	9,452
Proceeds from employee stock purchase plan	1,928	2,039	5,413	5,004
Repurchases of common stock	(929)	(310)	(5,601)	(2,684)
Payments for dividends	(14,564)	(13,695)	(57,130)	(53,483)
Excess tax benefits from stock-based compensation	436	441	3,168	3,863
Net cash used for financing activities	(11,917)	(9,066)	(45,561)	(92,725)

Effect of exchange rate changes on cash and cash equivalents	(102)	(71)	65	(53)

Change in cash and cash equivalents	58,995	(2,407)	130,255	(81,145)
Cash and cash equivalents, beginning of period	90,512	21,659	19,252	100,397
Cash and cash equivalents, end of period	$149,507	$19,252	$149,507	$19,252

UNITED ONLINE, INC.

Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(4)

(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Net cash provided by operating activities	$32,610	$22,860	$127,225	$101,470
Add (deduct):
Capital expenditures	(7,674)	(7,437)	(25,509)	(24,329)
Excess tax benefits from stock-based compensation	436	441	3,168	3,863
Cash paid for restructuring charges	2,776	105	3,204	1,100
Free cash flow	$28,148	$15,969	$108,088	$82,104

UNITED ONLINE, INC.

Unaudited Segment Information(a)

(in thousands)

	Quarter Ended December 31, 2007			Year Ended December 31, 2007
	Classmates Media	Communications	Total	Classmates Media	Communications	Total

Billable services	$30,200	$61,295	$91,495	$106,514	$273,012	$379,526
Advertising	23,073	10,842	33,915	86,905	47,072	133,977
Total revenues	53,273	72,137	125,410	193,419	320,084	513,503

Operating expenses:
Cost of revenue	12,128	17,554	29,682	41,978	75,225	117,203
Sales and marketing	18,182	18,095	36,277	79,205	84,219	163,424
Product development	4,777	7,455	12,232	16,809	34,235	51,044
General and administrative	10,137	8,899	19,036	35,008	38,304	73,312
Amortization of intangible assets	2,549	462	3,011	10,769	2,031	12,800
Restructuring charges	42	2,949	2,991	42	3,377	3,419
Total operating expenses	47,815	55,414	103,229	183,811	237,391	421,202

Operating income	5,458	16,723	22,181	9,608	82,693	92,301

Depreciation	2,045	3,105	5,150	7,800	12,350	20,150
Amortization of intangible assets	2,549	462	3,011	10,769	2,031	12,800
Operating income before depreciation and amortization	10,052	20,290	30,342	28,177	97,074	125,251
Stock-based compensation	3,383	3,562	6,945	6,987	12,562	19,549
Restructuring charges	42	2,949	2,991	42	3,377	3,419
Adjusted operating income before depreciation and amortization	$13,477	$26,801	$40,278	$35,206	$113,013	$148,219

	Quarter Ended December 31, 2006			Year Ended December 31, 2006
	Classmates Media	Communications	Total	Classmates Media	Communications	Total

Billable services	$21,060	$78,292	$99,352	$81,146	$342,419	$423,565
Advertising	20,946	10,488	31,434	58,300	40,789	99,089
Total revenues	42,006	88,780	130,786	139,446	383,208	522,654

Operating expenses:
Cost of revenue	10,608	19,359	29,967	29,853	90,137	119,990
Sales and marketing	16,984	26,992	43,976	60,782	116,198	176,980
Product development	3,283	9,948	13,231	11,857	40,745	52,602
General and administrative	5,763	10,774	16,537	25,217	42,294	67,511
Amortization of intangible assets	3,683	803	4,486	12,731	4,909	17,640
Restructuring charges	—	—	—	—	627	627
Impairment of goodwill, intangible assets and long-lived assets	—	13,285	13,285	—	13,285	13,285
Total operating expenses	40,321	81,161	121,482	140,440	308,195	448,635

Operating income (loss)	1,685	7,619	9,304	(994)	75,013	74,019

Depreciation	2,096	3,405	5,501	8,201	13,089	21,290
Amortization of intangible assets	3,683	803	4,486	12,731	4,909	17,640
Operating income before depreciation and amortization	7,464	11,827	19,291	19,938	93,011	112,949
Stock-based compensation	1,079	2,952	4,031	4,872	14,296	19,168
Restructuring charges	—	—	—	—	627	627
Impairment of goodwill, intangible assets and long-lived assets	—	13,285	13,285	—	13,285	13,285
Adjusted operating income before depreciation and amortization	$8,543	$28,064	$36,607	$24,810	$121,219	$146,029

(a) Segment results for all prior periods have been adjusted to conform with the new segment reporting structure previously outlined in this press release.

UNITED ONLINE, INC.

Unaudited Selected Quarterly Historical Key Metrics (a)

	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006

Consolidated:
Total pay accounts(b) (in thousands)	5,349	5,239	5,118	4,984	4,854
Number of employees at end of period	928	999	985	1,008	1,006

Classmates Media:
Segment revenues(e) (in thousands)	$53,273	$49,972	$47,740	$42,434	$42,006
% of Total revenues	42.5%	39.4%	36.3%	32.7%	32.1%

Pay accounts (in thousands)	3,199	2,983	2,710	2,433	2,169
% of Total pay accounts	59.8%	56.9%	53.0%	48.8%	44.7%

Segment active accounts(c)(d) (in millions)	12.6	12.8	11.7	11.4	11.2

Communications:
Segment revenues(e) (in thousands)	$72,137	$76,853	$83,677	$87,417	$88,780
% of Total revenues	57.5%	60.6%	63.7%	67.3%	67.9%

Pay accounts(b) (in thousands):
Access	1,786	1,886	2,016	2,158	2,282
Other	364	370	392	393	403
Total Communications pay accounts(b)	2,150	2,256	2,408	2,551	2,685
% of Total pay accounts	40.2%	43.1%	47.0%	51.2%	55.3%

Segment active accounts(f) (in millions)	3.3	3.5	3.7	3.9	4.0

(a) More information on the financial results for these quarters can be found in the company’s filings with the Securities and Exchange Commission.

(b) Growth in pay accounts during the quarter ended September 30, 2007 includes a loss of 18,000 pay accounts resulting from the company’s decision to exit the photo sharing business.  Growth in pay accounts during the quarter ended December 31, 2007 includes a loss of 6,000 pay accounts resulting from the company’s decision to exit the VoIP business.

(c) Classmates Media active accounts represent: all social networking pay accounts as of the date presented; the monthly average for the period of all free social networking accounts who have visited the company’s domestic or international social networking Web sites, excluding The Names Database, at least once during the period; and the monthly average for the period of all loyalty marketing members who have earned or redeemed points during such period.

(d) The numbers of active international accounts prior to the quarter ended June 30, 2007 were derived by dividing the actual total numbers of visits by an estimate of the number of times a user returned to the site during the period.

(e) Segment results for all prior periods have been adjusted to conform with the new segment reporting structure previously outlined in this press release.

(f) Communications segment active accounts are defined as all Communications pay accounts as of the date presented combined with the number of free Communications accounts (access and email users), excluding free Web hosting accounts, that logged on to the company’s services at least once during the preceding 31 days.